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                                                                    EXHIBIT 10.6

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of July 27, 2001, (the "Effective Date"), is made and entered into by and between AVENTIS PHARMACEUTICALS PRODUCTS INC., a Delaware corporation ("Seller"), and QUESTCOR PHARMACEUTICALS, INC., a California corporation ("Purchaser"). Capitalized terms used in this Agreement shall have the meanings ascribed to them in
Article I hereof or as otherwise set forth herein.

                                    RECITALS

     WHEREAS, Seller is engaged in business of manufacturing and selling the Product (as defined herein), with such Product being sold under the Trademarks (as defined herein); and

     WHEREAS, Seller desires to sell, transfer and assign to Purchaser, and Purchaser desires to purchase and acquire from Seller, any and all rights in, to and under the Product and related Assets (as defined herein), and in connection therewith. Purchaser has agreed to assume certain liabilities of Seller relating to the Product and such Assets, all on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS


     The following terms shall have the meanings set forth below. Unless the context indicates otherwise, the singular shall include the plural and the plural shall include the singular.

     1.1 "AFFILIATE" shall mean any entity that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the party specified. For the purposes of this Section 1.1 only, "control" will refer to (a) the possession, directly or indirectly, of the power to direct the management or policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise, or (b) the ownership, directly or indirectly, of at least fifty percent (50%) (or, if less, the maximum ownership interest permitted by law)of the voting securities or other ownership interest of an entity.

     1.2   "AGREEMENT" shall have the meaning set forth in the preamble.

     1.3   "ASSETS" shall have the meaning set forth in Section 2.1 herein.

     1.4 "ASSUMED LIABILITIES" shall have the meaning set forth in Section 2.2(a) herein.

     1.5 "ATHENA AGREEMENT" shall mean any and all agreements, written or oral, between Seller or any of its Affiliates and Athena Rx Home Pharmacy, a division of Elan Pharmaceuticals, Inc.



                                       1.

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     1.6     "BUSINESS DAY" OR "business day" shall mean a day other than
Saturday, Sunday or any day on which banks located in the State of Delaware are authorized or obligated to close. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days (or business days) are specified.

     1.7     "EFFECTIVE DATE" shall have the meaning set forth in the preamble.

     1.8 "EQUIPMENT" shall have the meaning set forth in Section 2.1(d) herein.

     1.9 "FDA" shall mean the United States Food and Drug Administration or any successor entity thereto.

     1.10 "FDA MEETING" shall mean the February 7, 2001 meeting between representatives of the FDA, Seller and Purchaser.

     1.11    "FINISHED PRODUCT INVENTORY" shall have the meaning set forth in
Section 2.3(b).

     1.12 "GOVERNMENTAL OR REGULATORY AUTHORITY" shall mean any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or any state, county, city or other political subdivision within the United States.

     1.13 "INDEMNITEE" shall have the meaning set forth in Section 5.2 herein.

     1.14 "INDEMNITOR" shall have the meaning set forth in Section 5.2(a) herein.

     1.15 "INVENTORY" shall have the meaning set forth in Section 2.1(e) herein.

     1.16 "KNOWLEDGE" or "knowledge" shall mean actual knowledge after reasonable investigation by any executive officer of those things which a reasonably diligent inquiry and exercise of means of information at hand would have disclosed.

     1.17    "LABELING MATERIAL" shall have the meaning set forth in Section
6.3 herein.

     1.18 "LAWS" shall mean all laws, statues, rules, regulations, ordinances and other pronouncements having the effect of law of the United States or any state, county, city or other political subdivision within the United States or of any Governmental or Regulatory Authority.

     1.19 "LOSSES" shall mean any and all liabilities, debts, obligations, damages, fines, penalties, deficiencies, losses and expenses (including, without limitation, interest, court costs, amounts paid in settlement, reasonable fees of attorneys, accountants and other experts or other reasonable expenses of litigation or other proceedings or of any claim, default or assessment).

     1.20 "NDA" shall mean the New Drug Application filed with the FDA under application number 8-372.

     1.21 "NET SALES" shall mean total gross invoiced sales of the Product, including any sales of the Product under any trademark other than the Trademark, by Purchaser, its Affiliates and/or their respective assignees, licensees or distributors to a Third Party end user, less the following deductions to the extent included in such gross invoiced sales price for the Product, or otherwise directly paid or incurred by Purchaser, its Affiliates, sublicensees and/or their respective assignees, licensees or distributors with respect to the sale of the Product to non-Affiliates:

            (a) any rebates, quantity, trade and cash discounts, retroactive price reductions, and other usual and customary discounts to customers accrued and subsequently paid, in the ordinary course of business;

            (b)    returns;

            (c) freight, transportation, postage and insurance to the extent included in the invoice price; and

            (d) sales taxes, tariffs, duties and other governmental charges (including value added tax) actually paid in connection with the sale (but excluding income taxes).

     1.22 "NORD AGREEMENT" shall mean any and all agreements, written or oral, between Seller or any of its Affiliates and the National Organization for Rare Disorders, Inc.

     1.23 "PRODUCT" shall mean any and all dosage forms of the finished product that have corticotropin as such product's active ingredient that Seller has rights to.

     1.24 "PROPRIETARY RIGHTS" shall have the meaning set forth in Section 2.1(c) herein.

     1.25 "PURCHASE PRICE" shall have the meaning set forth in Section 2.3 herein.

     1.26   "PURCHASER" shall have the meaning set forth in the preamble.

     1.27 "REGULATORY DOCUMENTS" shall have the meaning set forth in Section 2.1(b) herein.

     1.28 "REMAINING INVENTORY" shall have the meaning set forth in Section 2.3(b) herein.

     1.29 "RETAINED LIABILITIES" shall have the meaning set forth in Section 2.2(b) herein.

     1.30 "ROYALTY PAYMENT" shall have the meaning set forth in Section 2.3(c) herein.

     1.31   "SELLER" shall have the meaning set forth in the preamble.

     1.32 "THIRD PARTY" shall mean a person or entity other than Seller, Purchaser or Affiliates of either.

     1.33   "TRADEMARKS" shall mean ACTHAR and ACTHAR GEL.


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                                   ARTICLE 2

                     SALE OF ASSETS, LICENSE GRANT, CLOSING
                      AND CERTAIN POST-CLOSING OBLIGATIONS

     2.1 SALE OF ASSETS. As of the Effective Date, and subject to the terms and conditions of this Agreement, Seller hereby sells, assigns, conveys, transfers, and delivers to Purchaser, and Purchaser purchases and accepts from Seller, the following assets related to the Product (collectively, the "Assets"):

           (a) any and all of Seller's and its Affiliates' rights, title, and interests in, to and under the Trademarks in any country of the world, together with the goodwill of the business symbolized by the Trademarks, including but not limited to, common law rights and the registrations listed in SCHEDULE 2.1(a) attached hereto;

           (b) any and all of Seller's and its Affiliates' rights, title, and interest in, to and under the NDA and all related regulatory filings, and any regulatory filings of Seller for the Product outside the United States (if any), and including, without limitation, all documents related to the safety database and medical information files for the Product (collectively, the "Regulatory Documents");

           (c) any and all of Seller's and its Affiliates' rights, title and interest in, to and under any and all know-how and other proprietary rights owned and/or controlled by Seller or its Affiliates and used in the manufacture and/or testing of the Product, including, without limitation, records, processes and procedures used in the extraction process, biological assay testing and manufacturing of the Product (collectively, the "Proprietary Rights");

           (d) the equipment set forth on SCHEDULE 2.1(d) attached hereto (the "Equipment"); and

           (e) the Product inventory set forth on SCHEDULE 2.1(e) attached hereto delivered to Purchaser in accordance with the terms and conditions of this Agreement, consisting of finished Product, work-in-progress, raw materials (active ingredients and excipients), packaging materials and other supplies and materials on hand, to the extent used exclusively in the production of the Product (collectively, the "Inventory"). Inventory held pursuant to the terms of the Athena Agreement at Athena Rx Home Pharmacy's place of business is expressly excluded from the Assets.

     2.2   LIABILITIES.

           (a) ASSUMED LIABILITIES. On the Effective Date, and subject to the terms and conditions of this Agreement, Purchaser assumes and agrees to pay, perform and discharge when due the following liabilities and obligations arising in connection with the Assets (the "Assumed Liabilities"):

                 (i) OBLIGATIONS UNDER THE TRADEMARKS AND REGULATORY DOCUMENTS. All liabilities and obligations under the Trademarks and the Regulatory Documents arising and to be performed on or after the Effective Date.
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                 (ii) MEDICAID/MEDICARE REBATES; CHARGEBACKS; CREDITS.

                       (1) State and federal Medicaid/Medicare rebates in connection with the Product sold by Purchaser after the Effective Date;

                       (2) Chargeback rebates and similar payments to wholesalers and other distributors in connection with the Product in the Territory beginning one month after the Effective Date; and

                       (3) Credits, utilization based rebates, reimbursements, and similar payments to buying groups, insurers and other institutions in connection with the Product sold by Purchaser after the Effective Date.

                 (iii) RECALLS. From and after the Effective Date, all liabilities, obligations and responsibilities relating to voluntary and involuntary recalls of units of the Product sold by Purchaser after the Effective Date.

                 (iv) PRODUCTS LIABILITY. From and after the Effective Date, all liabilities, obligations and responsibilities relating to product liability claims or threatened claims relating to units of the Product sold by Purchaser after the Effective Date; provided, however, that liability for such claims or threatened claims shall not be assumed by Purchaser solely to the extent such claims arise from: (i) the manufacturing, storage or handling of Finished Product Inventory by Seller or its Affiliates before shipment of such Finished Product Inventory to Purchaser; and (ii) the storage or handling of the Remaining Inventory by Seller or its Affiliates after the Effective Date.

                 (v) RETURNS. From and after the Effective Date, all liabilities and obligations with respect to return of units of Product, provided that Seller shall reimburse Purchaser for the actual cost of credits given to the trade for returned Product with respect to returns received at any time regarding units of Product sold by Seller prior to the Effective Date. Purchaser shall provide Seller with reasonably detailed documentation for any costs to be reimbursed by Seller hereunder and Seller shall have the right to audit such documentation pursuant to the procedures set forth in Section 2.6(d) herein.

           (b) RETAINED LIABILITIES. Except for the Assumed Liabilities and as set forth in this Agreement, Purchaser shall not assume by virtue of this Agreement or the transactions contemplated hereby, and shall have no liability for, any Losses of Seller of any kind, character or description whatsoever or wheresoever, including, but not limited to, any obligations or Losses with respect to the NORD Agreement, the Athena Agreement or distribution of Product by Seller pursuant to such Agreements (the "Retained Liabilities").

     2.3 PURCHASE PRICE. Subject to the terms and conditions of this Agreement, Purchaser shall pay to Seller as full and fair consideration for the Assets the following consideration (the "Purchase Price"):

           (a) Upon the later to occur of (i) the date of the first commercial shipment of Product by Purchaser to a Third Party or (ii) the date that is ninety (90) days after the Effective










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Date, Purchaser shall pay to Seller * by wire transfer to an account designated by Seller; and

          (b) Upon the later to occur of (i) the date of the first commercial shipment of Product by Purchaser to a Third Party or (ii) the date that is ninety (90) days after the Effective Date, Purchaser shall pay Seller * per vial as the total purchase price for all of the filled and labeled vials of finished Product in the Inventory and available for sale to Purchaser as of the Effective Date (the "Finished Product Inventory"), an estimate of which is set forth on
SCHEDULE 2.1(e) attached hereto. In addition, in accordance with the provisions of Section 2.5 herein, Purchaser shall pay Seller for any of the Inventory described on SCHEDULE 2.1(e) other than the Finished Product Inventory purchased as described in the first sentence of this Section 2.3(b), including any of the frozen mini-bombs of active raw ingredient, that is used by Purchaser to produce product to be sold by Purchaser to the trade, (the "Remaining Inventory"), such Inventory to be sold to Purchaser by Seller at a purchase price equal to Seller's standard costs for such Inventory, the standard costs for which are set forth on SCHEDULE 2.1(e), and payment shall be due and payable upon receipt of such Inventory delivered in accordance with Section 2.5; and provided, however, that Purchaser shall not be obligated to purchase any more than one hundred twenty five percent (125%) of the estimate set forth on SCHEDULE 2.1(e); and

          (c) for so long as Purchaser, any of its Affiliates or any of its licensees, or any of their respective successors or assigns, sells the Product, Purchaser shall pay to Seller an annual royalty equal to * in any given calendar year (the "Royalty Payment"), pursuant to the terms and conditions of Section
2.6 herein.

     2.4 GRANT OF SECURITY INTEREST. Purchaser hereby grants to Seller a purchase money security interest in and to the Assets, as security solely for the performance by Purchaser of its payment obligations only for the portion of the Purchase Price set forth in Sections 2.3(a) and 2.3(b), together with the right of Seller to repossess the Assets with reasonable advance written notice in the event such obligations are not paid in full within (30) days after becoming due and payable (the "Security Interest"). Purchaser agrees to execute all documents, including without limitation, an UCC-1 Financing Statement or its equivalent, reasonably necessary for Seller to perfect the Security Interest. The Security Interest shall terminate automatically upon receipt by Seller of the payments set forth in Sections 2.3(a) and 2.3(b). Promptly upon receipt of such payments, Seller shall execute all documents reasonably necessary to remove and eliminate the Security Interest, including, without limitation, any liens arising therefrom.

     2.5   INVENTORY.

          (a) FINISHED PRODUCT INVENTORY. Promptly after the Finished Product Inventory has been relabeled as provided in Section 6.3, Seller shall ship to Purchaser, FOB Seller's distribution facility on a carrier designated by Purchaser, all of such relabeled Finished Product Inventory. Payment for such Finished Product Inventory shall be made by Purchaser as described in Section 2.3(b) hereof.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

          (b) REMAINING INVENTORY. Seller shall retain the Remaining Inventory in Seller's possession and control after the Effective Date and until: (i) such Remaining Inventory is used by Seller to manufacture filled and labeled vials of finished Product from all or any part of such Remaining Inventory pursuant to Section 6.1(a); and/or (ii) Seller ships all or any part of such Remaining Inventory to Purchaser or to a Third Party designated by Purchaser. Notwithstanding the other provisions of this Section 2.5(b), Seller shall have no obligation to retain or maintain such Remaining Inventory longer than one (1) year after the Effective Date and Purchaser expressly acknowledges that Remaining Inventory may be used in manufacturing under the Supply Agreement and may be unavailable or available in different quantities thereafter as set forth herein. Payment for such Remaining Inventory shall be made by Purchaser as described in Section 2.3(b) hereof. During the period after the Effective Date that Seller remains in possession and control of the Remaining Inventory, Seller shall use reasonable commercial efforts to maintain such Remaining Inventory in accordance with the specifications therefor.

          (c) SHIPPING. All shipments hereunder shall be FOB Seller's distribution facility and the risk of loss for such shipments shall pass to Purchaser upon the transfer of the Inventory to the carrier designated by Purchaser for each such shipment. Seller shall, at its sole cost and expense, package and label Finished Product Inventory and Remaining Inventory (to the extent purchased by Purchaser) for shipping to Purchaser using reasonable commercial diligence to prevent breakage, spoilage or damage to such Finished Product Inventory and Remaining Inventory.

     2.6   ROYALTY PAYMENTS.

          (a) ANNUAL REPORT AND PAYMENT. Within thirty (30) days after the end of each calendar year following the Effective Date during which Purchaser records any Net Sales, Purchaser shall provide to Seller a written report setting forth in reasonable detail, including, without limitation, the deductions taken in computing Net Sales, the total amount of Net Sales for such calendar year and the amount of any Royalty Payment due to Seller based on (i) the Net Sales for such calendar year and (ii) the Royalty Payment terms and conditions set forth in Section 2.3(c) herein. Each such annual report shall include payment in the amount of any Royalty Payment due to Seller for the calendar year to which the annual report relates.

          (b) TAXES. Any tax required to be withheld by Purchaser on Royalty Payments due Seller hereunder shall be deducted from the amount of Royalty Payments otherwise due, and Purchaser shall supply Seller with appropriate evidence of such tax and payment thereof.

          (c) BOOKS AND RECORDS. Purchaser shall, and shall require its licensees or distributors to, maintain full and complete books and records of all information necessary for the computation of Net Sales and the royalties payable hereunder for a period of three (3) years after the end of the fiscal year to which they relate. All such books and records shall be maintained in accordance with generally accepted accounting principles consistently applied.

          (d) AUDIT RIGHTS. Upon reasonable prior written notice to Purchaser, Seller shall have the right at any time (but no more often than once yearly and in any event within three

(3) years after the close of the year to which the audit relates) to have an audit performed of the books of account and other records of Purchaser during normal business hours for the sole purpose of verifying the Royalty Payments made hereunder. The fees and expenses of any such audit shall be borne by Seller, except in the event that the audit reveals an underpayment of more than five percent (5%) of the actual amount determined to be due, whereupon such fees and expenses shall be borne by Purchaser. Purchaser shall within sixty
(60)days of the results of such audit provide for payment of amounts which are underpaid, unless a bona fide dispute exists as to the results of such audit.

     2.7 DELIVERY OF DOCUMENTATION. Within twenty (20) days after the Effective Date, Seller shall, at its sole cost and expense, deliver to Purchaser, at the address set forth in Section 7.3 herein, originals of the materials comprising the Regulatory Documents (provided that Seller shall have the right to retain one copy of such Regulatory Documents solely for its archival purposes); provided, however, that if, Purchaser receives an inquiry from the FDA or an equivalent foreign regulatory agency relating to the Product, then Seller shall use its best efforts to deliver to Questcor such documentation within ten (10) days of the Effective Date or allow Questcor to have access to such documentation at its current location so that Questcor may respond as necessary to such inquiry.

     2.8 TAXES. Purchaser shall be responsible for and shall promptly pay all federal, state, and local transfer, sales, and other taxes, if any, levied or imposed as a result of the transactions contemplated by this Agreement, excluding any tax payable on any income or gain of Seller.

     2.9 FURTHER ACTION BY THE PARTIES. Each of the parties shall use its reasonable commercial efforts to take all actions and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

                                   ARTICLE 3

                               REGULATORY MATTERS

     3.1 FILINGS WITH GOVERNMENTAL OR REGULATORY AUTHORITIES REGARDING TRANSFER OF THE NDA AND FOREIGN EQUIVALENTS.

            (a) On or promptly after the Effective Date, but not later than ten
(10) days after the Effective Date, the parties shall each file with the FDA a letter containing any information required pursuant to 21 C.F.R. Section 314.72, or any successor regulation thereto, regarding the transfer of ownership of the NDA from Seller to Purchaser (the "Notification Letters"). In their respective Notification Letters, Seller shall file the information required of a former owner of the NDA, and Purchaser shall file the information required of a new owner of the NDA. The parties shall file such Notification Letters in a form similar to the sample letters set forth in SCHEDULE 3.1. The parties also agree to use their best efforts to take any and all other actions required by the FDA, or other necessary Governmental or Regulatory Authorities, if any, to effect the transfer of the NDA from Seller to Purchaser. Seller may retain an archival copy of the NDA, including supplements and records that are required to be kept under 21 C.F.R. Section 314.81.

            (b) Seller shall transfer to Purchaser, at Purchaser's request and sole expense, any Regulatory Documents relating to filings equivalent to the NDA made outside the United States. In addition, Seller will use its best efforts, at Purchaser's request and sole cost and expense, to cause its Affiliates to transfer any regulatory filings of Seller's Affiliates for the Product outside the United States (if any).

     3.2    RESPONSIBILITY FOR THE ASSETS AND THE PRODUCT.

            (a) Subject to Section 6.1(b), on the date of receipt by the FDA of the Notification Letter of Seller, Purchaser shall assume all regulatory responsibilities permitted by applicable laws and regulations to be assumed by Purchaser, reporting and otherwise, in connection with the Assets and the Product including, but not limited to, responsibility for reporting any adverse drug events in connection with the Product, and responsibility for compliance with the Prescription Drug Marketing Act of 1987, as the same may be amended from time to time; provided however, that from the Effective Date until the date that the FDA is notified of such transfer, Purchasers shall only be obligated to assume such responsibilities to the extent permitted by law, and the parties shall work together to assure that such obligations are met during such period.

            (b) The parties will agree upon procedures to ensure a smooth transition from Seller to Purchaser of the activities required to be undertaken by the holder of the NDA.

            (c) Upon the Effective Date, Purchaser shall assume all responsibility for any and all fee obligations for holders or owners of approved new drug applications and approved, marketed prescription drug products relating to the Assets and Product, including, but not limited to, those defined under the Prescription Drug User Fee Act of 1992, as the same may be amended from time to time.

            (d) Promptly after the Effective Date, Purchaser and Seller shall take all actions necessary or required under applicable Laws to reflect that the Assets are owned by Purchaser and the Purchaser has responsibility therefor.

                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

     4.1 REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Purchaser as follows:

            (a) ORGANIZATION AND STANDING. Seller is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

            (b) POWER AND AUTHORITY. Seller has all requisite corporate or limited liability company power and authority to execute, deliver, and perform this Agreement and the other agreements and instruments to be executed and delivered by it pursuant hereto and to consummate the transactions contemplated herein and therein. The execution, delivery, and performance of this Agreement by Seller does not, and the consummation of the transactions contemplated hereby will not, violate any provisions of Seller's organizational documents, bylaws, any law or regulation applicable to Seller, or any agreement, mortgage, lease, instrument, order, judgment, or decree to which Seller is a party or by which Seller is bound or result in the creation or acceleration of any lien charge, security interest, or other encumbrance on the Assets.

           (c) CORPORATE ACTION; BINDING EFFECT. Seller has duly and properly taken all action required by law, its organizational documents, or otherwise, to authorize the execution, delivery, and performance of this Agreement and the other instruments to be executed and delivered by it pursuant hereto and the consummation of transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Seller and constitutes, and the other instruments contemplated hereby when duly executed and delivered by Seller will constitute, legal, valid, and binding obligations of Seller enforceable against it in accordance with their respective terms, except as enforcement may be affected by bankruptcy, insolvency, or other similar laws and by general principles of equity as applied by a court of competent jurisdiction.

           (d) CONSENTS. No consent or approval of, or filing with or notice to, any Governmental or Regulatory Authority or any other person not a party to this Agreement is required or necessary to be obtained by Seller or on its behalf in connection with the execution, delivery, and performance of this Agreement or to consummate the transactions contemplated hereby, except as contemplated by Section 3.1 hereof.

           (e) OWNERSHIP OF ASSETS; CONDITION OF ASSETS. Seller is the sole owner of the Assets and the Assets are free and clear of all liens, claims, charges, or encumbrances.

           (f) FINISHED PRODUCT INVENTORY WARRANTY. The Finished Product Inventory delivered hereunder shall conform to the specifications therefor, and shall have been manufactured in accordance with cGMP and the manufacturing process as approved by the FDA at the time of manufacture.

           (g) LITIGATION OR DISPUTES. There is no claim, outstanding commitment to any governmental regulatory agency, action, suit, proceeding, investigation, or arbitration pending or, to Seller's knowledge, threatened against Seller relating to the Assets, and Seller is not in violation of or in default with respect to any applicable law, rule, regulation, judgment, order, writ, injunction, award, or decree of any arbitrator, court, or administrative body, the result of any of which, either individually or cumulatively, would have a materially adverse effect on the Assets or Seller's compliance with and performance under the terms of this Agreement.

           (h)   PATENTS, TRADEMARKS AND PROPRIETARY RIGHTS.

                 (i) Seller is not aware of any unexpired patent that claims or covers any of the Assets owned by Seller (the "Patent"). To the extent that a Patent or patent application exists as of the Effective Date of this Agreement, Seller covenants not to sue Purchaser under such Patent or any other patent issuing from a patent application that claims priority to the patent application that issued into such Patent.

                 (ii) There is no claim, action, suit, or proceeding, pending or, to Seller's Knowledge, threatened alleging that the use by Seller or its Affiliates of the Trademarks or the Proprietary Rights infringes any intellectual property rights of third parties.

                 (iii) Seller has not executed or granted to any Affiliate or any Third Party any license, sublicense, or contract covering the Trademarks or the Proprietary Rights.

           (i) EQUIPMENT. The equipment listed on Schedule 2.1(d) is all the equipment solely dedicated to the extraction process of the manufacture (but not the filling process) and testing of the Product in Seller's Kankakee, IL, plant.

     4.2 REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Seller as follows:

           (a) ORGANIZATION AND STANDING. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

           (b) POWER AND AUTHORITY. Purchaser has all requisite corporate power and authority to execute, deliver, and perform this Agreement, and the other agreements and instruments to be executed and delivered by it pursuant hereto and to consummate the transactions contemplated herein and therein. The execution, delivery, and performance of this Agreement by Purchaser do not, and the consummation of the transactions contemplated hereby will not, violate any provision of Purchaser's articles of incorporation, bylaws, any law or regulation applicable to Purchaser, or any agreement, mortgage, lease, instrument, order, judgment, or decree to which Purchaser is a party or by which Purchaser is bound.

           (c) CORPORATE ACTION; BINDING EFFECT. Purchaser has duly and properly taken all action required by law, its articles of incorporation, its bylaws, or otherwise, to authorize the execution, delivery, and performance by it of this Agreement and the other instruments to be executed by it pursuant hereto and the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Purchaser and constitutes, and the other instruments contemplated hereby when duly executed and delivered by Purchaser will constitute, legal, valid, and binding obligations of Purchaser enforceable against it in accordance with their respective terms, except as enforcement may be affected by bankruptcy, insolvency, or other similar laws and by general principles of equity as applied by a court of competent jurisdiction.

           (d) CONSENTS. No consent or approval of, or filing with or notice to, any federal, state, or local governmental or regulatory authority, agency, or department or any other person not a party to this Agreement is required or necessary to be obtained by Purchaser or on its behalf in connection with the execution, delivery, and performance of this Agreement or to consummate the transactions contemplated hereby, except as contemplated by Section 3.1 hereof.

     4.3 SURVIVAL OF REPRESENTATIONS/WARRANTIES. The representations and warranties contained in this Article IV, and that portion of the indemnification with respect thereto pursuant to Article V, shall survive the Effective Date and continue in effect for a period of one (1) year thereafter, except for the representation set forth in Section 4.1(f) which shall survive beyond such one (1) year period.

     4.4 BROKERS. Each party hereby represents that all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by each such party directly with the other party without the intervention of any Third Party on behalf of either party in such manner as to give rise to any valid claim by any Third Party against either party for a finder's fee, brokerage commission or similar payment.

     4.5 MANUFACTURING PROCESS. Purchaser hereby acknowledges and agrees that the Assets and Product are being sold hereunder on an 'as is' compliance basis with respect to the manufacture of the Product in accordance with the FDA's position at the FDA Meeting and that Seller makes no representation or warranty or in any way guarantees that the FDA will issue minutes of the FDA Meeting that reflect the FDA's consent to allow the manufacture of the Product as it is being manufactured by Seller as of the Effective Date, or that the FDA will continue to allow the manufacture in such manner in the future, regardless of the FDA's position in the minutes of the FDA Meeting. Purchaser acknowledges that the FDA has not approved or issued minutes of the FDA Meeting documenting the FDA's consent to manufacture in the manner set forth at the FDA Meeting, and Purchaser accepts any risk associated therewith. Accordingly, Purchaser accepts any and all risks of Losses associated with any change of the FDA's position from that set forth at the FDA Meeting regarding the manufacture of the Product.

     4.6 DISCLAIMER OF WARRANTIES. EXCEPT AS EXPRESSLY PROVIDED HEREIN, SELLER DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH REGARD TO THE ASSETS AND THE PRODUCT, INCLUDING, BUT NOT LIMITED TO, THE WARRANTY OF MERCHANTABILITY AND THE WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

     4.7 AS-IS ACKNOWLEDGEMENT. Except as expressly set forth herein, Purchaser acknowledges that the Assets are being sold hereunder on an as-is basis, the Assets are being sold with no representations made by Seller as to condition of the Assets.

     4.8 PATENT ACKNOWLEDGEMENT. Purchaser acknowledges that other parties, including without limitation American Medical Technologies, may have filed patent applications claiming or covering products that have corticotropin as an active ingredient, and that Seller has done no investigation with respect to such patent applications.

                                   ARTICLE 5

                                INDEMNIFICATION

     5.1   INDEMNIFICATION.

           (a) Subject to Section 5.1(c) and Section 5.2, Seller shall indemnify Purchaser and its officers, directors, employees, agents and Affiliates in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from arising out of, or relating to,:

               (i)       The Retained Liabilities; and

               (ii)      For the term set forth in Section 4.3
misrepresentation or breach of any warranty or covenant by Seller made or contained in this Agreement; and

               (iii) Litigation or other claims arising from acts failures to act or events relating to the Assets or the Product which occurred prior to the Effective Date; and

               (iv) The use, storage or transportation of the Products before the Effective Date; and

               (v)       The testing performed by Seller pursuant to Section
 6.1(b).

     Notwithstanding any provision herein to the contrary the parties agree that in no event will Seller be liable to Purchaser for special, consequential, indirect, punitive or similar damages; provided however, that indemnification claims for Losses arising solely out of third party claims shall not be so limited.

          (b) Subject to Section 5.1(c) and Section 5.2 Purchaser shall indemnify Seller and its officers, directors, employees, agents and Affiliates in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to:

               (i)       The Assumed Liabilities; and

               (ii)      For the term set forth in Section 4.3,
misrepresentation or breach of any warranty or covenant by the Purchaser made or contained in this Agreement; and

               (iii) Litigation or other claims arising from acts, failures to act or events relating to the Assets or the Product that occur on or after the Effective Date; except for claims arising from: (1) the manufacturing, storage or handling of Finished Product Inventory by Seller or its Affiliates before shipment of such Finished Product Inventory to Purchaser; and (2) the storage or handling of the Remaining Inventory by Seller or its Affiliates after the Effective Date.

               (iv) the use of the Assets on or after the Effective Date, except those Assets that remain within Seller's exclusive control.

               (v) The manufacture or testing of the Assets or the Products by Purchaser or a Third Party appointed by Purchaser; and

               (vi) Any cartons, package inserts, labels or any other supplies provided by Purchaser.

     Notwithstanding any provision herein to the contrary, the parties agree that in no event will Purchaser be liable to Seller for special, consequential, indirect, punitive or similar damages.

            (c) Notwithstanding anything to the contrary contained in this Agreement, no amounts of indemnity shall be payable as a result of any claim in respect of any Losses arising under paragraph (a) or (b) of Section 5.1:

                  (i) unless, until and then only to the extent that the Indemnified Parties thereunder have suffered, incurred, sustained or become subject to Losses referred to in such paragraphs in excess of Twenty-Five Thousand Dollars ($25,000) in the aggregate;

                  (ii) with respect to any Losses, to the extent that the party seeking indemnification had a reasonable opportunity, but failed, in good faith to mitigate such Losses, including, but not limited to, the failure to use commercially reasonable efforts to recover under such party's policy of insurance or under a contractual right of set-off or indemnity; or

                  (iii) with respect to any Losses, to the extent that such Losses are caused by (a) any inaccuracy of a representation or breach of a warranty made by the party seeking indemnification in the Agreement or (b) the gross negligence or intentional misconduct of such party or any of its officers, directors, employees, agents or Affiliates.

     5.2 METHOD OF ASSERTING CLAIMS. A party (the "Indemnitee") that intends to claim indemnification under this Article V shall:

            (a) notify the other party (the "Indemnitor") in writing of any Losses with respect to which the Indemnitee intends to claim indemnification as soon as practicable after the Indemnitee becomes aware of any such Losses;

            (b) permit the Indemnitor to assume the defense thereof with counsel mutually satisfactory to the parties; and

            (c) cooperate with the Indemnitor, at the Indemnitor's expense, in the defense thereof.

     With respect to any matter for which the Indemnitor has an obligation to indemnify the Indemnitee under this Agreement, the Indemnitee shall have the right to participate and be represented (at the Indemnitor's expense) by legal counsel of the Indemnitee's choice in all proceedings and negotiations, if representation by counsel retained by Indemnitor would be inappropriate due to actual or potential differing interests between the Indemnitee and any other party represented by such counsel in such proceedings. The indemnity agreement in this Article V shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Indemnitor, which consent shall not be unreasonably withheld. Failure of the Indemnitee to deliver notice to the Indemnitor within a reasonable time after becoming aware of potential Losses shall not relieve the Indemnitor of any liability to the Indemnitee pursuant to this Article V, except to the extent such delay prejudices the Indemnitor's ability to defend such action. The Indemnitor shall not settle or compromise any claim or Losses in any manner that admits fault on the part of the Indemnitee without the express prior written consent of the Indemnitee, which consent may be withheld for any reason or no reason.

                                   ARTICLE 6

                              TRANSITION SERVICES

     6.1    PRODUCT SUPPLY AND TESTING.

            (a) SUPPLY. If needed by Purchaser and only until the earlier to occur of (i) such time as manufacturing of the Product can be transferred to Purchaser or its designated Third Party supplier or (ii) twelve (12) months following the Effective Date, Seller shall, at Purchaser's written request, manufacture, and fill and label vials of, finished Product from existing mini-bombs of raw active ingredient in the Remaining Inventory pursuant to terms and conditions of a supply agreement to be negotiated and agreed upon in good faith by and between the parties; provided that the price shall be * per vial of filled and labeled finished Product and the other terms and conditions of such manufacture shall be consistent with Seller's previous manufacture of filled and labeled vials of Product for its own use.

            (b) TESTING. Seller will perform, at its sole cost and expense, any and all testing of all batches of the Finished Product Inventory and related tasks that Seller has, as of the Effective Date, committed to the FDA to perform on the Finished Product Inventory produced by Seller prior to the Effective Date, such testing commitments consisting solely of stability testing on lots of Finished Product Inventory manufactured by Seller until the second anniversary of the manufacture of such lots. For purposes of clarity, this obligation relates solely to Finished Product Inventory manufactured before the date hereof. Any testing related to Products produced pursuant to Section 6.1(a) will be set forth in the supply agreement, which is described in Section 6.1(a).

     6.2    TRANSFER OF PRODUCT MANUFACTURING AND TESTING.

            (a) SITE IDENTIFICATION; TIMETABLE. Subject to Section 6.1(a), Purchaser shall identify sites for the manufacture of the active ingredient for, and finished dosage forms of, the Product, and for the testing of the Product and the active ingredient, components and intermediates that is required by the FDA or similar regulatory agency. Seller shall transfer the manufacturing and testing of the active ingredient, components and intermediates and the finished Product to such sites as set forth on SCHEDULE 6.2 in accordance with the provisions of Section 6.2(b) herein.

            (b) SELLER'S OBLIGATIONS. Seller will provide Purchaser with assistance in transferring the manufacturing and testing of the Product and the active ingredient, components and intermediates to Purchaser or its designated Third Party suppliers, including the shipment of the Equipment to, and re-installation of the Equipment at, the applicable transferee site and the training of employees of Purchaser or its designated Third Party suppliers on the manufacturing and testing processes. SCHEDULE 6.2 sets forth the project team and a projected timeline for the transfers. The costs and expenses of preparing and shipping the Equipment to the Third Party sites and any Seller costs or expenses related to such training and/or consultation services provided by Seller or its Affiliates at the Kankakee, Illinois manufacturing site shall be at Seller's sole cost and expense. Purchaser shall reimburse Seller for all costs and expenses related to assistance with re-installing Equipment at the Third Party sites and any training and/or

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

consulting services performed by Seller or its Affiliate at locations outside of the Kankakee, Illinois manufacturing site at a rate of One Thousand Dollars ($1,000) per person per day plus reasonable travel expenses.

           (c) PAYMENT. Purchaser shall pay Seller for the costs and expenses to be reimbursed by Purchaser to Seller pursuant to Section 6.2(b) herein within thirty (30) days after Purchaser's receipt of each invoice from Seller for such costs and expenses. Each Seller invoice shall include reasonable details and documentation regarding the costs and expenses being invoiced by Seller for services rendered pursuant to Section 6.2(b) herein.

     6.3 RELABELING. Seller shall relabel such amount of the Finished Product Inventory as Purchaser shall request (which amount shall allow a reasonable number of vials to not be relabeled and remain available to Athena for use in administration of the NORD program until such program is terminated by Seller) using such materials ("Labeling Materials") as Purchaser shall make available to Seller. Seller shall use commercially reasonable efforts to complete such relabeling no later than 8 weeks after receipt of the last to be received Labeling Materials. Such relabeling shall be performed in accordance with Seller's standard procedures for such relabeling. The cost for such relabeling shall be * per vial.

                                   ARTICLE 7

                               GENERAL PROVISIONS

     7.1 PAYMENT OF TRANSACTION EXPENSES. All legal fees and other expenses incurred on behalf of Seller in connection with the negotiation of this Agreement and the consummation of the transactions contemplated herein will be borne by Seller; and all legal fees and other expenses incurred on behalf of Purchaser in connection with the negotiation of this Agreement and the consummation of the transactions contemplated herein will be borne by Purchaser.

     7.2 NO OTHER REPRESENTATIONS. Except as expressly set forth in this Agreement, neither Seller nor Purchaser are making any representation or warranty whatsoever, express or implied, including, but not limited to, any implied representation or warranty as to condition, merchantability or suitability as to any of the Assets. In particular, Seller does not make any representation or warranty to Purchaser with respect to (i) the information set forth in the offering materials provided to Purchaser by Seller or (ii) any financial projection or forecast relating to the business prospects for the Product. With respect to any projection or forecast delivered by or on behalf of Seller to Purchaser, Purchaser acknowledges that (i) there are uncertainties inherent in attempting to make such projections and forecasts, (ii) it is familiar with such uncertainties, (iii) it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all such projections and forecasts furnished to it and (iv) it shall have no claim against Seller with respect to such projections and forecasts prepared in good faith by Seller.

     7.3   NOTICES.

           (a) Except as otherwise specifically provided herein, any notice or other documents to be given under this Agreement shall be in writing and shall be deemed to have



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

been duly given if sent by registered post, nationally recognized overnight courier or facsimile transmission to a party or delivered in person to a party at the address or facsimile number set out below for such party or such other address as the party may from time to time designate by written notice to the other:

     If to Purchaser, to:

          Questcor Pharmaceuticals, Inc.
          3260 Whipple Road
          Union City, California 94587
          Attn: Vice President, Sales & Marketing
          Facsimile: 510-400-0719

     If to Seller, to:

          Aventis Pharmaceuticals Products Inc.
          300 Somerset Corporate Center
          Bridgewater, New Jersey 08807-2854
          Attn: Vice President, Business Development
          Facsimile: 908-243-7219

     with a copy to:

          Aventis Pharmaceuticals Products Inc.
          300 Somerset Corporate Center
          Bridgewater, New Jersey 08807-2854
          Attn: General Counsel North America
          Facsimile: 908-243-7220

          (b) Any such notice or other document shall be deemed to have been received by the addressee three (3) business days following the date of dispatch of the notice or other document by post or, where the notice or other document is sent by overnight courier, by hand or is given by facsimile, simultaneously with the transmission or delivery. To prove the giving of a notice or other document it shall be sufficient to show that it was dispatched.

     7.4 LATE PAYMENTS. Any payments due to Seller hereunder that are not received within thirty (30) days of the date on which such payment is due shall accrue interest on any amount overdue, at the lesser of (i) the prime rate as reported by the Morgan Guaranty Bank and Trust, New York, New York (the "Prime Rate") on the date such payment is due, plus an additional three percent (3%) or
(ii) the maximum rate permitted by law, such interest to begin accruing on a daily basis from the date of invoice or the date the payment is due hereunder, as the case may be, and shall accrue both before and after any judgment rendered with respect thereto by a court of competent jurisdiction.

     7.4  ENTIRE AGREEMENT; AMENDMENT.

          (a) This Agreement, together with the Schedules attached hereto, embodies and sets forth the entire agreement and understanding of the parties with respect to the subject matter herein and there are no promises terms, conditions or obligations, oral or written, expressed or implied, other than those contained herein. The terms of this Agreement shall supersede all previous and contemporaneous oral or written agreements which may exist or have existed between the parties relating to the subject matter of this Agreement. No party shall be entitled to rely on any agreement, understanding or arrangement which is not expressly set forth in this Agreement. Any other terms and conditions are hereby expressly excluded.

          (b) This Agreement shall not be amended, modified, varied or supplemented except in writing signed by duly authorized representatives of the parties.

     7.6 ASSIGNMENT. No party shall be entitled to assign its rights and obligations hereunder without the prior written consent of the other party; provided, however, a party shall be entitled, without the prior written consent of the other party, to assign its rights and obligations hereunder to an Affiliate, but such assignment to an Affiliate shall not relieve the assigning party of its obligations hereunder. No permitted assignment hereunder shall be deemed effective until the assignee shall have executed and delivered an instrument in writing reasonably satisfactory in form and substance to the other parties pursuant to which the assignee assumes all of the obligations of the assigning party hereunder. Any purported assignment of this Agreement in violation of this Section 7.6 shall be void. This Agreement shall be binding upon the successors and permitted assigns of the parties and the name of a party appearing herein shall be deemed to include the names of its successors and assigns.

     7.7 HEADINGS, INTERPRETATION. The headings used in this Agreement are for convenience only and are not a part of this Agreement nor affect the interpretation of any of its provisions.

     7.8 ATTACHMENTS. All Schedules referenced herein are hereby made a part of this Agreement.

     7.9 INDEPENDENT PARTIES. This Agreement shall not be deemed to create any partnership, joint venture, amalgamation or agency relationship between the parties. Each party shall act hereunder as an independent contractor.

     7.10 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware, without giving effect to the choice of law provisions thereof.

     7.11 DISPUTE RESOLUTION. If a dispute or claim relating to or arising from this Agreement cannot be resolved by representatives of the parties in the ordinary course of business, then such dispute or claim shall be referred in writing and by referencing this Section 7.11 to the President of Seller and the Chief Executive Officer of Purchaser, respectively. If such officers are unable to resolve such dispute or claim presented to them under the preceding sentence within thirty (30) days of referral, then either party may take whatever action is available to it under law and equity.

     7.12 NO WAIVER. Neither the failure nor delay on the part of either party to require the strict performance of any term, covenant or condition of this Agreement or to exercise any right or remedy available on a breach thereof shall constitute a waiver of any such breach or of any such term or condition. The consent to, or the waiver of, any breach, or the failure to require on any single occasion the performance or timely performance of any term, covenant, or condition of this Agreement shall not be construed as authorizing any subsequent or additional breach and shall not prevent a subsequent enforcement of such term, covenant, or condition.

     7.13 SEVERABILITY.   In the event that any provision of this Agreement or
the application thereof to any party or circumstance shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, then (i) a suitable and equitable provision shall be agreed to by the Parties in writing and substituted for the invalid or unenforceable provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid and unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to the parties or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby.

     7.14 INTERPRETATION. The parties hereto acknowledge and agree that (i) each party and its representatives has reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision, (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement and
(iii) the terms and provisions of this Agreement shall be construed fairly as to each party hereto and not in favor of or against either party regardless of which party was generally responsible for the preparation of this Agreement.

     7.15 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but both of which together shall constitute a single agreement.

     7.16 THIRD PARTY BENEFICIARIES. This Agreement is not intended to confer upon any Third Party rights or remedies hereunder, except as may be received or created as part of a valid assignment.

     7.17 FURTHER ASSURANCES. Each party shall execute and deliver such additional instruments and other documents and use all commercially reasonable efforts to take or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable law to consummate the transactions expressly set forth in this Agreement.

     7.18 TERMS OF THIS AGREEMENT. The parties agree not to disclose any terms or conditions of this Agreement to any Third Party without the prior written consent of the other party, except to advisors, investors, lenders and others on a need-to-know basis under conditions which reasonably ensure the confidentiality thereof or for disclosures only of the existence and general subject matter of this Agreement, or to the extent required by applicable Laws; provided, however, prior to any such required disclosure the non-disclosing party shall be allowed to review the proposed disclosure, and the disclosing party agrees to consider in good faith any proposed revisions thereof provided to the disclosing party within two (2) business days of the non-disclosing party's receipt of the proposed disclosure and the disclosing party shall seek confidential treatment for such disclosure as permitted by applicable Laws.

            IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the date first above written.

                          SELLER:

                          AVENTIS PHARMACEUTICALS PRODUCTS INC.

                          By:     /s/ JOHN R. LEONE
                             ________________________________

                          Name:   John R. Leone
                               ______________________________

                          Title:  Sr. Vice President
                                _____________________________

                          Date:   7/27/01
                               ______________________________



                          PURCHASER:

                          QUESTCOR PHARMACEUTICALS, INC.

                          By:     /s/ CHARLES J. CASAMENTO
                             ________________________________

                          Name:   Charles J. Casamento
                               ______________________________

                          Title:  CHAIRMAN, PRESIDENT and CEO
                                _____________________________

                          Date:   July 27, 2001
                               ______________________________

                                SCHEDULE 2.1(a)

                                   TRADEMARKS

COUNTRY            TRADEMARK      REGISTRATION NUMBER      REGISTRATION DATE
-----------------  -------------  -----------------------  --------------------
United States      ACTHAR GEL            2,255,322         June 22, 1999
Canada             ACTHAR                    36927         October 26, 1980
Finland            ACTHAR                    26021         November 8, 1992
Hong Kong          ACTHAR                 902/1952         June 12, 1994
India              ACTHAR                   212482         November 27, 1983
Ireland            ACTHAR                    70434         August 2, 1987
Lebanon            ACTHAR                    49876         January 14, 1987
United Kingdom     ACTHAR                   693384         October 27, 1985
Uruguay            ACTHAR                   280287         September 19, 1985
Venezuela          ACTHAR                   136836         February 17, 1989

                                SCHEDULE 2.1(d)

                               LIST OF EQUIPMENT

  PART NUMBER         SAP NUMBER                DESCRIPTION
----------------------------------------------------------------------
     L-1629           10004508                MOD I DRUM ROLLER
---------------     --------------     -------------------------------
     L-2154           10004516                NORTH CENTRIFUGE
---------------     --------------     -------------------------------
     L-2397           10004520                GELATIN BULK CAN
---------------     --------------     -------------------------------
     L-2399              N/A                  GELATIN BULK CAN
---------------     --------------     -------------------------------
     L-2400              N/A                  GELATIN BULK CAN
---------------     --------------     -------------------------------
     L-2401              N/A                  GELATIN BULK CAN
---------------     --------------     -------------------------------
    NC-2847           10004919               MOD I RESIN COLUMN
---------------     --------------     -------------------------------
    NC-2848           10004920                 MOD IC GEL BOMB
---------------     --------------     -------------------------------
    NC-2849           10004921                   PHENOL HOOD
---------------     --------------     -------------------------------
    LM-4029              N/A                MOD IC POTENTIATION TK
---------------     --------------     -------------------------------
     L-4066           10004535                AAAP OVEN AND TRAYS
---------------     --------------     -------------------------------
     L-4092           10004536                 SOUTH CENTRIFUGE
---------------     --------------     -------------------------------
     L-4244           10004550                 MOD I RECON POT
---------------     --------------     -------------------------------
     K-4490              N/A               MILLIPORE CART. HOUSING
---------------     --------------     -------------------------------
     L-5750           10004599               TWIN SHELL V BLENDER
---------------     --------------     -------------------------------
     L-5912           10004604                   WILEY MILL
---------------     --------------     -------------------------------
     L-6125           10004612               FITZMILL COMMINUTOR
---------------     --------------     -------------------------------
     L-6211              N/A                      MOD I DRUM
---------------     --------------     -------------------------------
     L-6370           10009065                   32% GEL TANK
---------------     --------------     -------------------------------
     L-6511           10006334               18" BUCHNER FUNNEL
---------------     --------------     -------------------------------
     L-6780           10006335               AAAP G/L BLOW TANK
---------------     --------------     -------------------------------
     L-6782           10004057              AAAP 80 GAL. G/L POT
---------------     --------------     -------------------------------
     K-7650           10004490              AAAP EXTRACTION TANK
---------------     --------------     -------------------------------
     K-7652           10004492             AAAP PRECIPITATION TANK
---------------     --------------     -------------------------------
     L-8224           10006558                 100 GAL SS POT
---------------     --------------     -------------------------------
     L-8269              N/A                       SS POT
---------------     --------------     -------------------------------
      N/A                N/A               MOD IC RECON AGITATOR (2)
---------------     --------------     -------------------------------
      N/A                N/A                 MOD IC RECON VESSEL
---------------     --------------     -------------------------------
      N/A                N/A                MOD IC GLASS FILTER #1
---------------     --------------     -------------------------------
      N/A                N/A                MOD IC GLASS FILTER #2
---------------     --------------     -------------------------------
      N/A                N/A                   MISC. EQUIPMENT
---------------     --------------     -------------------------------
     L-911C              N/A                     UTENSIL CART
---------------     --------------     -------------------------------
      N/A                N/A                  MOD 1 BOMB HEADER
---------------     --------------     -------------------------------
      N/A                N/A                 AIR/NITROGEN FILTER
---------------     --------------     -------------------------------
    NC-5262              N/A                  ORION 310 PH METER
---------------     --------------     -------------------------------
     L-4143              N/A                    BOMB FREEZER
---------------     --------------     -------------------------------
      N/A                N/A              BOWL STAND FOR CENTRIFUGE
---------------     --------------     -------------------------------
    NC-5735              N/A                        PUMP
---------------     --------------     -------------------------------
    NC-3344           10004932                      PUMP
---------------     --------------     -------------------------------
     L-9119 D            N/A                        POT
----------------------------------------------------------------------

  PART NUMBER         SAP NUMBER                DESCRIPTION
----------------------------------------------------------------------
    L-9119 E              N/A                       POT
---------------     --------------     -------------------------------
    L-9119 F              N/A                       POT
---------------     --------------     -------------------------------
    L-9119 (3)            N/A                       POT
---------------     --------------     -------------------------------
    L-6965             10004669                SCALE 0-200KG
---------------     --------------     -------------------------------
   NC-3366                N/A                      SCALE
---------------     --------------     -------------------------------
     N/A                  N/A                      TABLE
---------------     --------------     -------------------------------
     N/A                  N/A                 2 GLASS BOTTLES
---------------     --------------     -------------------------------
     N/A                  N/A                    2 SS POTS
---------------     --------------     -------------------------------
     N/A                  N/A                2 BUCHNER SHIELDS
----------------------------------------------------------------------


                         MATERIALS USED IN ACTHAR ASSAY

     1)   Rotary Mixer
     2)   Homogenizer, 2 Speed with Rheostat, Foot Pedal, Teflon Pestle
          (Glas-Col)
     3)   Volustat Dispenser
     4)   Balance for weighing Adrenal Glands
     5)   Thermomax Microtiter Plate reader with Printer


                 MATERIALS USED IN HP ACTHAR MOD 1CL PILOT PREP

     1)   1-Millipore 600 mL pressure system
     2)   1-Millipore Swinnex -- 47 filter press
     3)   1-Millipore AP 25 prefilter
     4)   1-MF Millipore SS 3.0 (mu) membrane
     5)   1-MF Millipore RA 1.2 (mu) membrane
     6)   1-MF Millipore AA 0.8 (mu) membrane
     7)   1-MF Millipore DA 0.65 (mu) membrane
     8)   1-MF Millipore PH 0.30 (mu) membrane
     9)   1-MF Millipore GS 0.22 (mu) membrane
     10)  10 Millipore mesh spacers

                                SCHEDULE 2.1(e)

                               LIST OF INVENTORY

                                 As of 06/14/01

                                               UNIT OF          RM OR        TOTAL           PRICE PER
 PART#         DESCRIPTION                     MEASURE           WIP       QUANTITY            UNIT         TOTAL VALUE
_______________________________________________________________________________________________________________________
277       GAUZE OXYCELLULOSE                      G              RM               *                *                  *
_______________________________________________________________________________________________________________________
280       GELATIN                                KG              RM               *                *                  *
_______________________________________________________________________________________________________________________
367       PORK PIT GLANDS                        KG              RM               *                *                  *
_______________________________________________________________________________________________________________________
374       AAAP PWD MOD I                          G              WIP              *                *                  *
_______________________________________________________________________________________________________________________
679       GELATIN, 32% SOLUTION W/1.0 PHENOL     KG              WIP              *                *                  *
_______________________________________________________________________________________________________________________
948       CYS L FREE BASE                         G              RM               *                *                  *
_______________________________________________________________________________________________________________________
1979      HP ACTH MOD I POOL                      G              WIP              *                *                  *
_______________________________________________________________________________________________________________________
3175      HPAG MOD ICL                           KG              WIP              *                *                  *
_______________________________________________________________________________________________________________________
3879      LIQUIFIED PHENOL, USP                   L              RM               *                *                  *
_______________________________________________________________________________________________________________________
17500     LABEL, ACTHAR GEL 80U 5ML              EA              RM               *                *                  *
_______________________________________________________________________________________________________________________
17565     CARTON HP ACTHAR GEL 80U 5ML           EA              RM               *                *                  *
_______________________________________________________________________________________________________________________
17620     INSERT, HP ACTHAR GEL                  EA              RM               *                *                  *
_______________________________________________________________________________________________________________________
63760     BAG POLYETHYLENE DRUM LINER            EA              RM               *                *                  *
_______________________________________________________________________________________________________________________
65795     STR 13MM RED                           EA              RM               *                *                  *
_______________________________________________________________________________________________________________________
67195     SEAL YELLOW 13MM                       EA              RM               *                *                  *
_______________________________________________________________________________________________________________________
1350-01   HPAG 80U 5ML                           EA              FIN              *                *                  *
_______________________________________________________________________________________________________________________
TOTAL                                                                                                                 *
_______________________________________________________________________________________________________________________


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  SCHEDULE 3.1
                          FORM OF NOTIFICATION LETTERS
                  [Questcor Pharmaceuticals, Inc. Letterhead]

July____, 2001


[ADDRESS TO FDA CONTACT PERSON FOR THIS NDA]

Re: NDA #08-372, H.P. Acthar Gel (corticotropin)

Dear [NAME OF FDA CONTACT PERSON]:

Reference is made to NDA 08-372 for H.P. Acthar Gel (corticotropin). In accordance with 21 C.F.R. Section 314.72, the purpose of this letter is to inform the Food and Drug Administration that ownership of, and all rights and responsibilities for, the referenced NDA have been transferred to Questcor Pharmaceuticals, Inc. (Questcor) from Aventis Pharmaceuticals, Inc. (Aventis), effective July____, 2001.

Questcor is committed to complying with all agreements, promises and conditions made by Aventis, as the former owner, and contained in the NDA. Aventis has provided Questcor with a complete copy of the NDA.

If you have any questions, please contact me at [PHONE].

                                   Sincerely,




                                   [NAME]
                                   Director of Scientific and Regulatory Affairs

                   [Aventis Pharmaceuticals, Inc. Letterhead]

July __, 2001

[ADDRESS TO FDA CONTACT PERSON FOR THIS NDA]

Re: NDA #08-372, H.P. Acthar Gel (corticotropin)

Dear [NAME OF FDA CONTACT PERSON]:

Reference is made to NDA 08-372 for H.P. Acthar Gel (corticotropin). In accordance with 21 C.F.R. Section 314.72, the purpose of this letter is to inform the Food and Drug Administration that Aventis Pharmaceuticals, Inc. has transferred all rights to the referenced NDA to Questcor Pharmaceuticals, Inc. effective July __, 2001.

     Please contact me at (816) 966-7104 if you have any questions.

                                        Sincerely,



                                        Dhiren N. Shah, Ph.D.
                                        Director, CMC-US Drug Regulatory Affairs

cc:  [NAME]
     Director of Regulatory Affairs, Questcor Pharmaceuticals, Inc.

                                  SCHEDULE 6.2

         MANUFACTURING AND TESTING TRANSFER TIMETABLE AND PROJECT TEAM

July 20, 2001

Steve Gould
Senior Director, Business Development
Aventis Behring
1020 1st Ave

KING OF PRUSSIA, PA  19406-0901

Dear Steve,

You had asked last week for a statement of intent from us regarding the site transfer plan for Acthar Gel. The sequence of events, as contemplated at this time, are as follows:

     1. Immediately following the signing of the definitive agreement, QSC will request a meeting with the FDA to discuss the proposed site transfer plan for Acthar Gel.

     2. Unless modified following the FDA meeting, QSC will first negotiate and sign the contract manufacturer agreement with the vial filler, the raw material manufacturer, and the assay testing laboratory.

     3. Following the signing of the contract manufacturing agreements, it is our intention to proceed initially with the assay transfer to the new contract testing lab.

     4. Concurrently with the assay transfer, we intend to begin the process development work at the new vial filler.

     5. The raw material extraction vendor will come to Kankakee and observe the set-up of the current process, become familiar with all aspects of the extraction procedures, and then Kankakee will be able to dismantle the dedicated equipment and ready it for shipment.

     Steve, this site transfer process may be modified at a future point depending on agreements between QSC and the FDA, or upon further discussion with Aventis personnel. However, this represents our best description of the site transfer process at this time.